Exhibit 10.14

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IMMUNOME, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO IMMUNOME, INC. IF PUBLICLY DISCLOSED.

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (“Agreement”) is made effective as of the 28th day of June, 2019 (“Effective Date”), by and between Arrayjet Limited, a company incorporated in Scotland with registered number SC209936 and having its registered office at Stobo House, Pentlandfield, Roslin, Midlothian, EH25 9RE (“ARRAYJET”), and Immunome, Inc., a corporation organized and existing under the laws of the State of Delaware, USA with an address at 665 Stockton Drive, Suite 300, Exton, PA 19341 (“Licensee”).

WHEREAS, ARRAYJET exclusively owns certain Licensed Patents and Licensed Know-how, as defined below, and is willing to grant a license to Licensee under them pursuant to the terms of this Agreement herein below (the “License”).

NOW, THEREFORE, in consideration of the representations, covenants, warranties and agreements set forth below, the parties agree as follows:

Section 1.                   Definitions. For the purpose of this Agreement, the Appendix A definitions will apply.

Section 2.                   Grant.

A.                License. ARRAYJET hereby grants to Licensee an exclusive, assignable (to the extent this Agreement is assignable), sublicensable (as expressly contemplated by this Agreement) License under the Licensed Patents and Licensed Know-how to practice and use the same for any and all purposes, including, without limitation, to research, develop, make, have made, use, sell, offer for sale, market, and otherwise commercialize Products, solely in Immunome’s Area of Interest (as defined in Appendix A) in the Licensed Field and Licensed Territory. The Licensee hereby acknowledges and agrees that, subject to the terms of this Agreement, ownership of the Licensed Know-how and Licensed Patents shall vest exclusively with ARRAYJET.

The Licensee shall use reasonable endeavors, and take all reasonable commercial steps, to procure that, so far as is legally permissible:

(i)                all Licensee IPR and Licensee Results made by any employees of the Licensee or independent contractors or others engaged by the Licensee on any project from which the Licensee IPR or Licensee Results derive, or which may vest in any participants in any of the trials or studies carried out by the Licensee in respect of the Licensed Patents and Licensed Know-how shall vest in or be assigned to the Licensee;

(ii)               all employees of, and independent contractors and others engaged by, the Licensee shall execute and do all acts and things reasonably necessary to vest Licensee IPR and Licensee Results in, and assign Licensee IPR and Licensee Results to, Licensee; and

(iii)             all Licensee IPR and Licensee Results shall be disclosed in writing to ARRAYJET promptly after they have been made.

B.                  Sublicenses.

(i)                 Sublicensing Right. The Licensee may grant to third parties written, nonexclusive sublicenses, without the right to further sublicense, under Licensee’s rights under clause 2A. All such sublicenses shall: (a) contain terms and conditions no less restrictive than, no less protective of ARRAYJET’s rights than, and consistent with, those set forth in this Agreement; and (b) state that the sublicense is subject to the termination of this Agreement. No sublicense shall purport to grant any rights that extend beyond the scope of rights granted to Licensee under this Agreement.

(ii)               Access to Sublicensing Information. The Licensee shall promptly provide ARRAYJET with the name, contact information, and address of each sublicensee, as well as information regarding the number of full-time employees of each such sublicensee to allow ARRAYJET to determine whether it is eligible for small entity filing status for patent prosecution and maintenance purposes. Thereafter, Licensee shall deliver to ARRAYJET annual reports, within [***] after each March 1 during the term of this Agreement, summarizing the licensed technology-relevant business and research activities of each sublicensee and containing sufficient details regarding the sublicensees’ business relating to the Licensed Patents to assess when, whether, and the extent to which each sublicensee may be practicing its sublicensed rights. In addition, upon ARRAYJET’s written request Licensee shall provide to ARRAYJET copies of each sublicense agreement and any amendments thereto. Licensee will ensure that ARRAYJET has audit rights for each sublicense agreement of the same scope as provided in clause 6 hereof with respect to Licensee, and shall include appropriate terms providing for such audit rights in all sublicense agreements.

C.                  Reservation of Rights. ARRAYJET hereby reserves, pending consultation and agreement with the Licensee, the right to grant non-profit research institutions and governmental agencies non-exclusive licenses to practice and use the inventions of the Licensed Patents for Non-Commercial Research Purposes. Licensee agrees that it will not unduly or unreasonably prevent the granting of such non-exclusive licenses.

D.                 New Intellectual Property Rights. ARRAYJET shall disclose to Licensee any Intellectual Property Rights ARRAYJET pursues or acquires in technology related to the Licensed Patents and Licensed Know-how that are not included in the Licensed Patents and Licensed Know-how (“New Intellectual Property Rights”), and ARRAYJET shall negotiate in good faith (including as to any additional costs that may be due and payable by the Licensee to ARRAYJET in respect of any New Intellectual Property Rights) with Licensee to add such New Intellectual Property Rights to the License under this Agreement within the [***] period following such disclosure (unless extended by mutual agreement of the parties).

Section 3.                   Development.

A.                 The Licensee agrees to, represents and warrants that it will diligently utilize the Licensed Patents and Licensed Know-how to develop Immunome’s Area of Interest within the terms of this Agreement

B.                  Where any marketable Products are developed by the Licensee in the future, the Licensee agrees to, represents and warrants that it will, subject to Licensee’s reasonable commercial judgment, diligently develop, seek any necessary regulatory approval for, manufacture, market, and sell Products in each Licensed Field and Licensed Territory throughout the term of this Agreement, and subject to the payment of the fees set out in this Agreement.

C.                  Beginning in calendar year 2020, Licensee will provide ARRAYJET with a written annual Development Report summarizing its development activities since the last Development Report. Licensee will submit Development Reports on an annual basis within [***] of March 1 of each calendar year.

Licensee’s books and records regarding its development activities with respect to the Licensed Patents will be subject to the obligations and audit procedures set forth in clause 6.

D.                 Beginning in calendar year 2020, ARRAYJET will provide Licensee with a written annual report summarizing its research license activity (as permitted under clause 2C) and its other licensing activities (as set forth in clause 6C).

Section 4.                   Consideration.

A.                 Exclusivity Fee.

(i)                 As of the Effective Date, no further fees shall be payable by the Licensee to ARRAYJET in accordance with clauses 12.3 and 12.4 of the MSA. For the avoidance of doubt, this clause 4A (inclusive) shall be to the exclusion of and in full substitution of clauses 12.3 and 12.4 of the MSA.

(ii)               Subject to the payment by Licensee of the annual fee set out at clause 4A(iii) below (the “Exclusivity Fee”), ARRAYJET shall grant to Licensee exclusive use of the License in relation to Immunome’s Area of Interest and in the Licensed Territory and it shall not grant to any third party any license for use of the Licensed Patents where such use would relate to Immunome’s Area of Interest for the duration of this Agreement (“Exclusivity”).

(iii)             The fee for the first year of Exclusivity shall be paid in full and in cleared funds to ARRAYJET within [***] of the Effective Date of this Agreement (the “First Exclusivity Fee”). It is agreed by the Licensee that the First Exclusivity Fee shall be payable in full to ARRAYJET on the terms of this Agreement and shall be non-refundable. Thereafter, beginning with the second year of Exclusivity, the Exclusivity Fee shall be payable in equal quarterly installments and become due and payable to ARRAYJET in cleared funds on or within [***] of the end of each quarter for the duration of this Agreement and subject to the provisions of this clause 4A(iii), 4A(iv) and 4A(v) (the “Recurring Exclusivity Fee”).

(iv)              The amount of the First Exclusivity Fee shall be $150,000, payable in accordance with clause 4A(iii) above (the “Exclusivity Start Date”). Thereafter, the Recurring Exclusivity Fee shall be payable in equal quarterly installments (in accordance with clause 4A(iii)) and shall be:

(1)	[***] for the second year, payable in accordance with clause 4A(iii) (i.e., 4 quarterly installments of [***]); and

(2)	[***] for the third year and each year thereafter payable in accordance with clause 4A(iii) for the duration of this Agreement (i.e., 4 quarterly installments of [***]).

See Appendix F for a detailed example of fee payment.

(v)                The payment of any outstanding portion of the Exclusivity Fee after termination of this Agreement shall be paid pro-rata from the period of the last installment of the Exclusivity Fee being paid and the date of termination of this Agreement.

B.                  License Fee.

(i)                 If Licensee purchases instrumentation from ARRAYJET and undertakes screening for Products on its own (as opposed to having screening services provided by ARRAYJET under the MSA), Licensee agrees to pay to ARRAYJET an annual license fee of [***] (the “License Fee”) for as long as Licensee uses such instrumentation (and replacement instrumentation provided by ARRAYJET, for which the Licensee accepts that there may be an additional cost chargeable by ARRAYJET to the Licensee). The License Fee shall become due and payable to ARRAYJET in equal quarterly installments not more than [***] after the end of each quarter for the duration of this Agreement. The first installment of the first License Fee shall be paid by the Licensee to ARRAYJET on the first anniversary of the Installation Acceptance Date (for the avoidance of doubt, there shall be no License Fee payable for the first year following the Installation Acceptance Date).

See Appendix F for a detailed example of fee payment.

(ii)               The payment of any outstanding portion of the License Fee beyond the duration of the Agreement shall be paid pro-rata from the period of the last installment of the License Fee being paid and the date of termination of this Agreement.

C.                  Sublicense Fee.

(i)                 If Licensee purchases instrumentation from ARRAYJET and undertakes screening for Products on its own for a third-party sublicensee (as opposed to having screening services provided by ARRAYJET under the MSA), with respect to each such sublicensee to whom Licensee provides screening services, Licensee will pay to ARRAYJET an annual fee of [***] (the “Sublicense Fees”) for as long Licensee uses such instrumentation (and replacement instrumentation provided by ARRAYJET) to provide screening services to each such sublicensee. The Sublicense Fees shall be payable by the Licensee to ARRAYJET in respect of each and every individual customer to whom the Licensee provides screening services, and reasonable written notice shall be provided to ARRAYJET where the Licensee undertakes to provide any such third-party screening services. The Sublicense Fees shall become due and payable to ARRAYJET in cleared funds upon the Licensee’s execution of a screening services agreement and then on each and every anniversary of the effective date of the screening services agreement, for the duration of this Agreement, in respect of each such sublicensee. The Licensee agrees that it shall not enter into any such screening services agreement that would limit the scope, validity or enforcement of the Licensed Patents or this Agreement, without the prior written consent of ARRAYJET. ARRAYJET shall not be liable for any damages, loss, or costs incurred by the Licensee or respective sublicensee or third party in respect of the Licensee providing such third party screening services via a sublicense. For the avoidance of doubt, Sublicense Fees shall not be due and payable on any sublicense granted by Licensee that does not implicate Licensee’s providing screening services to such sublicensee using instrumentation provided by ARRAYJET to Licensee, ARRAYJET being fully compensated for such other sublicenses through Licensee’s payment of, e.g., earned royalties and sublicensing royalties hereunder.

See Appendix F for a detailed example of fee payment.

D.                 Royalty. Licensee agrees to pay to ARRAYJET as “earned royalties” a royalty calculated as a percentage of Licensee’s and its sublicensees’ Net Sales of Products in accordance with the terms and conditions of this Agreement. The royalty will remain fixed while this Agreement is in effect at the rate of [***] of the Net Sales of Products of Licensee and its sublicensees. The royalty is deemed earned as of the earliest of the date (i) Licensee receives payment for the transfer of the Product, or (ii) the Product is transferred to a third party without charge. For the avoidance of doubt, on sales between or among Licensee, its affiliates, and sublicensees for resale, the royalty shall be earned and paid by Licensee on the Net Sales of the subsequent resale by the Licensee, its affiliates, or sublicensees, as appropriate, and not on the sales between or among Licensee, its affiliates, and sublicensees. Notwithstanding the foregoing, if Licensee or a sublicensee is obligated to pay Third Party Royalties, then Licensee may deduct [***] of the consideration paid to such third party in connection with such Third Party Royalties from any royalties due to ARRAYJET under this Agreement, provided that:

(i)                 on an ongoing basis and prior to reduction of any royalty for a given calendar quarter, Licensee first provides written evidence to ARRAYJET of the Licensee’s or a sublicensee’s obligation to pay a third party such Third Party Royalties; and

(ii)               in no event shall royalties due to ARRAYJET in any reporting period be so reduced to less than [***] of the amount that would otherwise be due to ARRAYJET under this Agreement.

E.                  Sublicensing Revenue. If Licensee receives any research fees, minimum royalties, or other research payments in consideration for any rights granted under a sublicense, or option to sublicense, or other similar rights, and such payments are not based directly upon the amount or value of Products sold by the sublicensee (“Sublicensing Revenue”), then Licensee will pay ARRAYJET [***] of such Sublicensing Revenue within [***] of receipt of such Sublicensing Revenue, and otherwise in the manner specified in clause 4G, with the amounts due to ARRAYJET being deemed earned as of the date they are received by Licensee. Licensee will not receive from its sublicensees anything of value in lieu of cash payments in consideration for any sublicense granted under this Agreement without the express prior written consent of ARRAYJET. Additionally, Licensee will not agree to postpone the payment date of any Sublicensing Revenue in exchange for any payment or other consideration not itself accounted for as part of the Sublicensing Revenue. No payments owed to ARRAYJET under this clause E will be prorated, whether the sublicense to the Licensed Patents is bundled with other licenses or sublicenses or not, without ARRAYJET’s written consent.

F.                  Patent Prosecution and Costs.

(i)                 Licensee agrees to reimburse ARRAYJET for pro-rated costs, equitably shared by Licensee and any other licensees of the Licensed Patents (in all fields of use) on a patent/patent application-by-patent/patent application basis, incurred by ARRAYJET in filing, prosecuting and maintaining the Licensed Patents (“Patent Costs”), including those Patent Costs incurred prior to (“Past Patent Costs”) and after (“Future Patent Costs”) the Effective Date, only where such Patent Costs are incurred by virtue of the Licensee requiring ARRAYJET to file, prosecute, or maintain the Licensed Patents in any jurisdiction within the Licensed Territory. Any Patent Costs due in accordance with this clause F(i) shall become due and payable to ARRAYJET within [***] of receiving an invoice from ARRAYJET. Any country for which ARRAYJET files for such patent protection at Licensee’s request and expense shall be included in the Licensed Territory under this Agreement. ARRAYJET reserves the right to file a patent application (including a foreign filing or any continuing U.S. application), at its own expense, in any countries not requested by Licensee pursuant to this clause 4F(i).

(ii)               Unless Licensee is in breach of any term or condition of this Agreement (including, without limitation for failure to timely reimburse ARRAYJET for Patent Costs hereunder), ARRAYJET will prosecute all applications it files at Licensee’s reasonable request pursuant to this clause 4F, and will consider any reasonable comments or suggestions by Licensee with respect thereto, unless ARRAYJET determines that prosecution is unlikely to result in the issuance of a patent. ARRAYJET will instruct its patent counsel to copy Licensee on relevant and applicable correspondence related to the Licensed Patents and to interact with Licensee with respect to the preparation, filing, prosecution and maintenance of the Licensed Patents. ARRAYJET will use reasonable efforts not to allow any Licensed Patents to lapse or become abandoned without Licensee’s written authorization under this Agreement, except for filing of continuations, divisionals, or the like that substitute for a lapsed application, provided that, ARRAYJET shall have no requirement to file, prosecute, or maintain Licensed Patents if Licensee is not current with the Patent Cost obligations as set forth in this Agreement. If ARRAYJET decides to abandon prosecution or maintenance of any patent or patent application under the Licensed Patents which Licensee has requested ARRAYJET to make and maintain, ARRAYJET shall provide Licensee notice of ARRAYJET’s intent to abandon such application or patent and hereby assigns such application or patent Licensee, and ARRAYJET shall take all reasonable steps to effect, formalize, and perfect such assignment, as requested by Licensee.

G.                 Accounting; Payments. Amounts owed to ARRAYJET under clauses 4A, 4B, 4C, 4D and 4E will be paid on a quarterly basis, with such amounts due and received by ARRAYJET on or around the following respective dates, as applicable in respect of the quarter in which such amounts were earned: March 31, June 30, September 30 or December 31 in which such amounts were earned. A full accounting showing how such amounts have been calculated will be submitted to ARRAYJET by the Licensee on the date of each such payment. For royalties, such accounting will be on a per country and product line, model, or tradename basis and will be summarized on the form shown in Appendix C of this Agreement, which will include a quarterly royalty forecast. In the event no payment is owed to ARRAYJET, a statement setting forth that fact will be supplied to Licensee. Any payments not made when due will bear interest at the lower of (a) the Prime Rate published in the Wall Street Journal plus 200 basis points, or (b) the maximum rate permitted by law. However, in no event will this interest provision be construed as a grant of permission for any payment delays. (ii) Except as otherwise directed, all amounts owing to ARRAYJET under this Agreement will be paid in U.S. dollars via wire transfer. All banking charges will be paid for by the Licensee. All royalties and fees stated in currencies other than U.S. dollars will be converted at the rate that is the arithmetic average of the rate shown in the Wall Street Journal, New York Edition on the last business day of each month of the calendar quarter on the day preceding the payment due date.

Section 5.                   Certain Warranties.

A.                 ARRAYJET warrants that it is the sole and exclusive owner of the Licensed Patents and Licensed Know-how or otherwise has the right to grant the licenses granted to Licensee in this Agreement. However, nothing in this Agreement will be construed as: (i) a warranty or representation by ARRAYJET as to the validity or scope of any of the Licensed Patents; (ii) a warranty or representation that any product or process made, used, sold, or otherwise disposed of under or in association with the license granted in this Agreement is or will be free from any claim of infringement or misappropriation of any intellectual property rights other than the Licensed Patents; or (iii) an obligation to furnish any know-how not provided in the Licensed Patents or Licensed Know-how, or any services other than those specified in this Agreement.

B.                  Each party represents and warrants to the other party that, as of the Effective Date:

(i)                 such party is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization;

(ii)               such party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(iii)             this Agreement is a legal and valid obligation of such party, binding upon such party and enforceable against such party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and

(iv)              such party has all right, power and authority to enter into this Agreement and to perform its obligations under this Agreement.

C.                  NEITHER PARTY MAKES ANY REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, MARKETABILITY, REGULATORY APPROVAL, SAFETY, OR ACCURACY. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES NOR MAKES ANY PROMISES WHATSOEVER WITH RESPECT TO THE USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES, OF PRODUCTS OR ANY OTHER PRODUCTS OR SERVICES EMPLOYING, EMPLOYED IN, INCORPORATING, OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

Section 6.                   Recordkeeping.

A.                 Licensee and its sublicensee(s) will keep books and records sufficient to verify the accuracy and completeness of Licensee’s and its sublicensee(s)’s commercialization activities and accounting referred to above, including, without limitation, invoices for studies advancing the development of Products, laboratory notebooks, internal job cost records, inventory, purchase, and invoice records relating to the Products or their development or manufacture. Such books and records will be preserved for a period not less than [***] after they are created during and after the term of this Agreement.

B.                  Licensee and its sublicensee(s) will take all steps necessary so that ARRAYJET may, via an ARRAYJET employee, attorney or registered CPA designee (as reasonably agreed by the parties) and upon reasonable notice and during regular business hours within [***] of its request, review all the books and records at a single U.S. location to allow ARRAYJET to verify the accuracy of Licensee’s royalty reports and Development Reports, the royalty reports of its sublicensee(s), and any applicable Sublicense Fees. If a payment deficiency is determined, Licensee and its sublicensee(s), as applicable, will pay the deficiency outstanding within [***] of receiving written notice thereof, plus interest on outstanding amounts as described in clause 4G. In cases where the deficiency exceeds the lesser of [***] of the royalties paid for that year or [***], then Licensee or its sublicensee(s) will be responsible for paying ARRAYJET’s out-of-pocket expenses incurred with respect to such review.

C.                  ARRAYJET will keep books and records sufficient to verify with the Licensee other existing license agreements that it has entered into to ensure transparency in the business relationship. Such books and records will be preserved for a period not less than [***] after they are created during and after the term of this Agreement. ARRAYJET and its third-party licensee(s) will take all steps necessary so that Licensee may, via a License employee, attorney or registered CPA designee (as reasonably agreed by the parties) and upon reasonable notice and during regular business hours within [***] of its request, review all the books and records at a single location to allow Licensee to verify ARRAYJET’s reports relating to such third-party license agreements.

Section 7.                   Term and Termination.

A.                 The term of the License and Agreement will begin on the Effective Date and continue until the earliest of the date that: (1) this Agreement is terminated as provided for herein; (2) the payment of earned royalties under clause 4D, once begun, ceases for more than one calendar year; and (3) the last of the Licensed Patents expires or is revoked, invalidated, held unenforceable, disclaimed, dedicated to the public, abandoned, or otherwise terminated; provided, however, that following the termination of this Agreement as provided in (3), the License rights with respect to Licensed Know-how shall continue perpetually (and without any continued obligation of fees or royalties due to ARRAYJET).

B.                  Licensee may terminate this Agreement at any time by giving at least [***] written and unambiguous notice of such termination to ARRAYJET, which will include a statement of the reasons for termination. ARRAYJET may terminate this Agreement upon [***] written notice to Licensee if Licensee, either directly or through a sublicensee, fails to achieve at least one of the following by the fifth (5th) anniversary of Effective Date: (1) the Date of First Commercial Sale or (2) demonstration that there are at least three different Products actively undergoing clinical trials for which ARRAYJET would be entitled to earn royalties as specified in clause 4D.

C.                  If Licensee at any time defaults in the timely payment of any monies due to ARRAYJET, fails to timely provide to ARRAYJET any Development Report or provides any false information with respect thereto, or commits any material breach of any other covenant, representation, or warranty herein contained, and Licensee fails to remedy any such material breach or default within [***] after written notice thereof by ARRAYJET, or if Licensee commits any act of bankruptcy, becomes insolvent, is unable to pay its debts as they become due, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it which is not dismissed within [***], ARRAYJET may, at its option, terminate this Agreement immediately by giving notice of termination to Licensee. If ARRAYJET commits any material breach of any covenant, representation, or warranty herein contained, and fails to remedy any such material breach within [***] after written notice thereof by Licensee, or if ARRAYJET commits any act of bankruptcy, becomes insolvent, is unable to pay its debts as they become due, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it which is not dismissed within [***], Licensee may, at its option, terminate this Agreement immediately by giving notice of termination to ARRAYJET. The parties agree that termination pursuant to this clause C is a remedy to be invoked only if the material breach, default, or other circumstance cannot be adequately remedied through a combination of specific performance and the payment of money damages.

D.                 Upon the effective termination of this Agreement, Licensee and its sublicensee(s) will remain obligated to provide an accounting for and to pay to ARRAYJET within [***] of termination all amounts owed under this Agreement, including without limitation royalties earned up to the date of the termination, which amounts will be prorated, as applicable, as of the date of termination by the number of days elapsed in the applicable calendar year.

E.                  Waiver by either party of a single breach or default, or a succession of breaches or defaults, will not deprive such party of any right to terminate this Agreement in the event of any subsequent breach or default.

F.                  Assignment of Licensee’s Rights Upon A Sale.

(i)                 The Licensee may, with prior written notice to ARRAYJET, assign its rights and obligations under this Agreement to any person or entity to which it transfers its business, or that part of its business to which this Agreement relates, provided that the assignee undertakes in writing to ARRAYJET to be bound by Licensee’s obligations under this Agreement.

(ii)               ARRAYJET may assign its rights and obligations under this Agreement to any person or entity to which it transfers its business, or that part of its business to which this Agreement relates, provided that ARRAYJET gives reasonable written notice of such assignment to the Licensee and that the assignee undertakes in writing to Licensee to be bound by ARRAYJET’s obligations under this Agreement.

(iii)             In the event of a sale of the whole or a significant part of the Licensee (whether by way of share or asset sale), all payments due and owing under Section 4 up to the date of that sale (including payment(s) in respect of the year during which that date falls) shall become payable immediately to ARRAYJET by the party to whom Licensee’s rights and obligations have been assigned, under part (i) of this clause.

(iv)              In the event of a sale of the whole of a significant part of ARRAYJET (whether by way of share or asset sale), all payments due and owing under clause 4 shall continue to the party to whom ARRAYJET’S rights are assigned pursuant to paragraph (ii) of this clause.

(v)                Except as otherwise provided above, in no event shall ARRAYJET assign, transfer or delegate (voluntarily or involuntarily) this Agreement, or any of its rights or obligations hereunder, without the prior written consent of Licensee (such consent not unreasonably withheld), and any attempt to do so without such consent is null and void.

G.                 Licensee may terminate its rights in, and obligations with respect to individual patents and patent applications included in the Licensed Patents by providing written notice to ARRAYJET (“Patent Termination Notice”). Termination of Licensee’s rights in and obligations with respect to such patents and patent applications will be effective [***] after ARRAYJET’s receipt of such Patent Termination Notice. ARRAYJET will use reasonable efforts to curtail Patent Costs chargeable to Licensee under this Agreement with respect to patents and patent applications subject to a Patent Termination Notice after receipt of the Patent Termination Notice.

H.                 Termination of this Agreement shall not relieve the parties of any obligation or 1iability that, at the time of termination, has already accrued hereunder, or which is attributable to a period prior to the effective date of such termination. Termination of this Agreement shall not preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either party’s right to obtain performance of any obligation. Notwithstanding the termination of this Agreement, the following provisions shall survive: Section 7; Section 12, part B; Section 14; Section 15; Section 16; and Section 17.

I.                    If this Agreement is terminated for any reason, all outstanding sublicenses not in default and not terminated by their terms will be assigned by Licensee to ARRAYJET, and such assignments will be accepted by ARRAYJET. Each assigned sublicense will remain in full force and effect with ARRAYJET as the licensor or sublicensor instead of Licensee.

Section 8.                   RESERVED

Section 9.                   Enforcement and Defense.

A.                 ARRAYJET shall use reasonable commercial endeavors to protect the Licensed Patents against infringers or otherwise act to eliminate infringement, when, in ARRAYJET’s sole judgment, such action may be necessary, proper, and justified and makes reasonable business sense considering all factors. In the event that Licensee or its sublicensee(s) believe there is infringement of any Licensed Patent under this Agreement which is to its substantial detriment, Licensee will provide ARRAYJET with notification and reasonable evidence of such infringement. Upon request by ARRAYJET, Licensee will provide ARRAYJET with such assistance and information as may be useful to ARRAYJET in connection with ARRAYJET’s taking such action (if the cause of action arose during the term of this Agreement and ARRAYJET reimburses Licensee for Licensee’s reasonable out-of-pocket expenses). For clarity, in no event will Licensee or any sublicensee have the right to demand that ARRAYJET initiate or join in any suit for infringement. ARRAYJET shall defend the Licensed Patents against challenges, including challenges to the validity or enforceability of the Licensed Patents, whether made in the context of litigation, a petition to a governmental patent office, or otherwise, when, in ARRAYJET’s sole judgment, such action may be necessary, proper, and justified and makes reasonable business sense considering all factors.

B.                  If ARRAYJET fails to enforce or defend the Licensed Patents, then during the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement and is the sole Licensee under the Licensed Patents, Licensee may, where it believes that such action may be necessary, proper and justified and makes reasonable business sense considering all factors, institute suit for patent infringement or defend the Licensed Patents against the infringer or challenger after providing ARRAYJET (a) a written estimate of the expenses that would be reasonably incurred in connection with such action, including an estimate from two outside law firms regarding the legal costs associated with such suit and (b) financial records reasonably sufficient to reasonably demonstrate that Licensee has the financial wherewithal to pay such expenses as they fall due through the conclusion of such suit by means of judgment or other final non-appealable decision. ARRAYJET may voluntarily join such suit, or be compelled to join such suit if necessary to assert or maintain the suit, at Licensee’s reasonable expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in such suit. ARRAYJET shall not unreasonably withhold, condition, or delay consent to being joined to such a suit. Licensee shall, with the consent of ARRAYJET (where such settlement, consent judgement or voluntary disposition is relevant to ARRAYJET’s business or rights under this Agreement), be free to enter into a settlement, consent judgment or other voluntary disposition, provided that, any settlement, consent judgment or other voluntary disposition (i) does not limit the scope, validity or enforcement of the Licensed Patents or (ii) does not admit fault or wrongdoing on the part of ARRAYJET, or where such an admission is made it must be approved in advance by ARRAYJET in writing. Licensee’s request for such approval shall include complete copies of final settlement documents, a detailed summary of such settlement, and any other information material to such settlement. ARRAYJET shall provide Licensee notice of its approval or denial within [***] of any request for such approval by Licensee, provided that (y) in the event ARRAYJET wishes to deny such approval, such notice shall include a detailed written description of ARRAYJET’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition and (z) ARRAYJET shall be deemed to have approved of such proposed settlement, consent judgment, or other voluntary disposition in the event it fails to provide such notice within such [***] period in accordance herewith.

C.                  Any recovery or settlement received in connection with any suit will first be shared by ARRAYJET and Licensee equally to cover any costs each incurred and next shall be paid to ARRAYJET or Licensee to cover any costs it incurred in excess of the costs of the other (including any costs incurred by Licensee on behalf of ARRAYJET). Any remaining recoveries shall be allocated as follows:

(i)                 for any suit that is initiated by either party and in which both parties participated at their own cost and expense, the parties shall split the remainder evenly (50/50); and

(ii)               for any suit that is initiated by Licensee and in which ARRAYJET was not a party or in which ARRAYJET was a party with its costs and expenses paid by Licensee, ARRAYJET shall receive [***] of the recovery and the Licensee shall receive the remainder; and

(iii)             for any suit that is initiated by ARRAYJET and in which Licensee does not participate as a party, ARRAYJET shall receive [***].

Section 10.               Patent Marking. Licensee and its sublicensee(s) will mark all Products or Product packaging or advertising and invoices in the case of Products that are services with the appropriate patent number reference in compliance with the requirements of 35 U.S.C. § 287.

Section 11.               Product Liability; Conduct of Business.

A.                 Licensee will, at all times during the term of this Agreement and thereafter, indemnify, defend, and hold harmless the inventors of the Licensed Patents, ARRAYJET, and their respective employees, trustees, and agents against all claims and expenses, including legal expenses and reasonable attorneys’ fees, arising out of third-party claims relating to (i) the death of or injury to any person or persons or any damage to tangible property or (ii) any other claim, proceeding, demand, expense, loss, and liability of any kind whatsoever resulting from each of the following: (1) the development, design, production, manufacture, sale, use, lease, consumption, marketing, import/export, or advertisement of Products, (2) the exercise of any right or the performance or non-performance of any obligation of Licensee or its sublicensee(s) hereunder, or (3) the negligent, reckless, or willful actions or omissions of Licensee. ARRAYJET at all times reserves the right to select and retain counsel of its own, at its own cost, to defend ARRAYJET’s interests.

B.                  Licensee warrants that it will, on or before the launch of its first Product, maintain and will continue to maintain liability insurance coverage appropriate to the risk involved in marketing the Products subject to this Agreement. Upon ARRAYJET’s request, Licensee will present evidence to ARRAYJET that such coverage is being maintained.

C.                  LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.

Section 12.               Publicity and Non-solicitation.

A.                 Use of Names. Neither Licensee nor its sublicensee(s) will use ARRAYJET’s name, or any derivation thereof, nor the name of any inventor of the Licensed Patents, in sales promotion, advertising, or any other form of publicity without the prior written approval of the entity or person whose name is being used.

B.                  Restrictive Covenant. For the term of this Agreement and for a period of [***] after the end of the Agreement, Licensee shall not:

(i)                 knowingly employ or engage an employee or consultant of ARRAYJET, without ARRAYJET’s prior written consent;

(ii)               knowingly induce or seek to induce any person employed or engaged as a consultant of ARRAYJET to leave their employment or consultancy with ARRAYJET;

Section 13.                 RESERVED

Section 14.                 Notices. Any notice required to be given pursuant to the provisions of this Agreement will be in writing and will be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery or electronic transmission, i.e., email, transmission by telecopier or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party will have specified by written notice, provided that any notice of change of address will be effective only upon actual receipt. Upon request by a party providing notice, a party receiving notice shall confirm receipt of such notice, such confirmation not to be unreasonably withheld, conditioned, or delayed.

ARRAYJET:

Arrayjet Ltd

Stobo House

Roslin

EH25 9RE

United Kingdom

Attn: [***]

Email: [***]

with a copy to:

Rooney Nimmo

8 Walker Street

Edinburgh EH3 7LA

United Kingdom

Attention: [***]

Email: [***]

Licensee:

Immunome, Inc.

665 Stockton Drive

Suite 300

Exton, PA 19341

Attn: [***]

Email: [***]

with a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

Attention: [***]

Email: [***]

Section 15.                 Confidentiality.

A.                 The parties hereto agree to keep any information identified as confidential by the disclosing party confidential using methods at least as stringent as each party uses to protect its own confidential information and, in any event, using no less than reasonable care. “Confidential Information” will include the specific terms (but not the existence) of this Agreement, Licensee’s Development Reports, Royalty Reports and forecasts, sublicenses, non-public information relating to the Licensed Patents and all non-public information concerning them (including without limitation all know-how, research results and similar non-public information held by ARRAYJET) and any other information either (i) marked confidential or accompanied by correspondence indicating such information is exchanged in confidence between the parties, or (ii) that is, or should be, reasonably understood to be otherwise confidential to a party. Except as may be authorized in advance in writing by ARRAYJET, Licensee will only grant access to ARRAYJET’s Confidential Information to its sublicensee(s); those employees of Licensee and its sublicensee (s) or potential sublicensee(s) who are directly involved in research relating to Immunome’s Area of Interest; and its directors, prospective advisors, and prospective investors, who have a genuine commercial need to access ARRAYJET’s Confidential Information. Licensee will require its sublicensee(s) and all such employees and other persons and entities to be bound by terms of confidentiality no less restrictive than those set forth in this clause 15. Licensee and its sublicensee(s) will not use any Confidential Information to ARRAYJET’s detriment, including, but not limited to, claiming priority to the Licensed Patents in any patent prosecution.

B.                  The confidentiality obligations set forth above apply to all or any part of the Confidential Information disclosed hereunder except to the extent that: (i) the receiving party can show by competent evidence that it possessed the information prior to its receipt from the disclosing party; (ii) the information was already available to the public or became so through no fault of the receiving party; (iii) the information is subsequently disclosed to the receiving party by a third party that has the right to disclose it free of any obligations of confidentiality; (iv) the information is required by law, rule, regulation, or judicial process to be disclosed (if such requirement arises, the receiving party will, prior to any such disclosure and to the extent legally permitted, promptly notify the disclosing party and provide assistance in any reasonable effort to obtain confidential treatment with respect to, or otherwise limit, qualify, or avoid, such disclosure); or (v) [***] have elapsed from the expiration or termination of this Agreement; provided, however, that with respect to Confidential Information that a disclosing party identifies as a trade secret, the confidentiality obligations of this clause 15 shall continue notwithstanding any expiration or termination of this Agreement for as long as the disclosing party reasonably identifies such Confidential Information as a trade secret.

Section 16.               Miscellaneous. This Agreement will be governed by and construed in all respects in accordance with the laws of the State of Delaware. If any provisions of this Agreement are or will come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions will be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement will remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. The parties hereto are independent contractors and not joint venturers or partners.

Section 17.                 Integration; Execution.

A.                 This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing made prior to or at the signing hereof, will vary or modify the written terms of this Agreement. Neither party will claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement, or where such amendment, modification or release is otherwise provided for herein.

The persons signing on behalf of ARRAYJET and Licensee hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed. This Agreement may be executed in one or more counterparts by the parties by signature of a person having authority to bind the party, each of which when executed and delivered by facsimile, electronic transmission, or by mail delivery, will be an original and all of which will constitute but one and the same Agreement. The parties agree this Agreement may be electronically signed and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the Effective Date.

ARRAYJET LIMITED

By:	/s/ Iain McWilliam
Iain McWilliam
Chief Executive Officer

IMMUNOME, INC

By:	/s/ Michael Morin
Michael Morin
Chief Scientific Officer

APPENDIX A

A.                 “Date of First Commercial Sale” means the date when Licensee’s cumulative earned royalties paid to ARRAYJET pursuant to clause 4D exceeds one U.S. dollar ($1).

B.                  “Development Report” means a written account of Licensee’s utilization of the Licensed Patents and Licensed Know-how to develop Immunome’s Area of Interest within the terms of this Agreement and having at least the information specified on Appendix D to this Agreement.

C.                  “Immunome’s Area of Interest” means the screening of human derived hybridomas and antibodies or derivatives thereof against cell lysate libraries where the antigen(s) of interest are unknown.

D.                 “Installation Acceptance Date” means the date on which instrumentation is installed by ARRAYJET at the location specified by the Licensee and the Licensee indicates in writing to ARRAYJET that it has accepted that the instrument has been installed.

E.                  “Intellectual Property Rights” means patents, rights to inventions, supplementary protection certificates, copyright and related rights, trade marks and services marks, trade names and domain names, rights in get-up, goodwill and the right to sue for passing off and unfair competition, rights in designs, rights in computer software, database rights, rights to preserve the confidentiality of information (including know-how and trade secrets) and any other intellectual property rights, including all applications for (and rights to apply for and be granted) renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist, now or in the future, in any part of the world.

F.                  “Licensed Know-how” means the know-how identified at Part 2 of Appendix B.

G.                 “Licensed Field” is limited to the field of antibody therapy.

H.                 “Licensee IPR” means all Intellectual Property Rights generated at any time by or on behalf of the Licensee or any sub-licensee in connection with the exercise of the License, including any Intellectual Property Rights comprised in or relating to any of the Licensee Results.

I.                    “Licensed Patents” means those patents and patent applications listed on Appendix B attached hereto, and any divisional, continuation (but not, continuation-in-part), or reexamination application thereof, and each patent that issues or reissues from any patent application included on Appendix B, but solely to the extent Licensee timely reimburses ARRAYJET for the Patent Costs related thereto as outlined in clause 4F.

J.                    “Licensee Results” means all technical data, know-how, computer software, notes, chemical compounds, biological material, models, prototypes, specimens, drawings, reports and information, all documents concerning regulatory submissions and any improvements, generated at any time by or on behalf of the Licensee or any sub-licensee in connection with the development, use, manufacture, supply or marketing of the Licensed Patents and Licensed Know-how.

K.                 “Licensed Territory” means the USA, the United Kingdom, China, Germany and Japan.

L.                  “MSA” means the Master Services Agreement entered into on the 8th November 2016 between Arrayjet and Immunome (terms as defined therein).

M.                “Net Sales” means [***]:

A-1

a.	[***];

b.	[***];

c.	[***];

d.	[***];

e.	[***]; and

f.	[***].

N.                 “Non-Commercial Research Purposes” means use for academic research purposes or other not-for-profit or scholarly purposes not involving the performance of services for a fee or the production or manufacture of products for sale to third parties.

O.                 “Products” means any and all products that incorporate, comprise, employ or are in any way produced by the practice of an invention claimed in the Licensed Patents, or the manufacture, use, sale, offer for sale, importation, or marketing of which would otherwise constitute infringement of any claims of the Licensed Patents.

P.                  “Third Party Royalties” means any consideration Licensee or a sublicensee owes to one or more third parties pursuant to one or more licenses to Intellectual Property Rights entered into by Licensee or the sublicensee that is determined to be necessary to avoid infringement of such Intellectual Property Rights in the making, having made, using, selling, offering for sale, or importing of any Product, or to avoid infringement-related litigation with respect to the making, having made, using, selling, offering for sale, or importing of any Product.

A-2

APPENDIX B

[***]

B-1

APPENDIX C

ARRAYJET ROYALTY REPORT

[***]

C-1

APPENDIX D

DEVELOPMENT REPORT

[***]

D-1

APPENDIX E

RESERVED

E-1

APPENDIX F

EXAMPLE EXCLUSIVITY AND LICENSE FEE PAYMENT MECHANISM

[***]

F-1

AMENDMENT TO LICENSE AGREEMENT

This Amendment to License Agreement (this “Amendment”), is entered into as of the 10th of July, 2020, between Arrayjet Limited, a company incorporated in Scotland (“ARRAYJET”), and Immunome, Inc., a corporation organized and existing under the laws of the State of Delaware (“Licensee”).

Background

The parties entered into an Exclusive License Agreement effective as of June 28, 2019 (the ‘License Agreement”), and now desire to amend certain provisions thereof. Capitalized terms used in this Amendment without definition shall have the respective meanings assigned to them in the License Agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                   Amendment to Section 4(D) Section 4(D) of the License Agreement is hereby amended so as to add the following Subsection 4(D)(iii) thereto:

(iii)       Notwithstanding anything to the contrary elsewhere in this Section 4(D), the royalty for Net Sales of Products by any sublicensee under an agreement between Licensee and such sublicensee entered into [***] for any Products (“Other Net Sales”) shall be [***] of the royalty actually paid by the sublicensee to Licensee with respect to such Products. Accordingly, for purposes of calculating the royalties under Section 4(D)(i)-(iii), Other Net Sales shall be disregarded and excluded from the definition of Net Sales. In addition, for purposes of calculating royalties under this Section 4(D) with respect to Other Net Sales, the royalty deduction allowance in the first paragraph of Section 4(D) shall not be applicable.

2.                   Effect of Amendment. The parties acknowledge and agree that all of the terms, provisions. covenants and conditions of the License Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent amended herein.

3.                   Governing Law. This Amendment and all dispute, arising out of or relating hereto shall be governed by and construed under the laws of the State of Delaware, without giving effect to the principle of conflicts of laws.

4.                   Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Executed counterpart of this Agreement may be delivered by electronic or facsimile transmission with the same effect as if delivered personally.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

IMMUNOME, INC.

By:	/s/ Purnanand Sarma
Name: Purnanand D. Sarma
Title: President & CEO

ARRAYJET LIMITED

By:	/s/ Iain McWilliam
Name: Iain McWilliam
Title: Chief Executive Officer